EXHIBIT 99.1

Kate Spade & Company Reports Fourth Quarter and Full Year 2014 Results and Provides 2015 Guidance

•	Fourth quarter 2014 net sales increased 45% to $399 million; full year 2014 net sales increased 42% to $1.139 billion
•	Fourth quarter 2014 direct-to-consumer comparable sales growth of 28%; full year 2014 direct to consumer comparable sales growth of 24%, excluding the benefit of the extra week
•	Fourth quarter and full year 2014 Adjusted EBITDA, net of foreign transaction currency adjustments of $77 million and $147 million, respectively
•	Full year 2014 gross margin rate, before announced brand actions, at the favorable end of guided range
•	Reaffirms 2015 Adjusted EBITDA guidance of $185 million - $200 million

New York, NY – March 3rd, 2015 – Kate Spade & Company (NYSE:KATE) today announced results for the fourth quarter and full year ended January 3, 2015.

Net sales for the fourth quarter of 2014 were $399 million, an increase of $123 million, or 44.7%, from the comparable 2013 period, reflecting increases of 50.5% in the Kate Spade North America segment and 56.0% in the Kate Spade International segment, partially offset by a decrease in net sales in the Adelington Design Group segment.  Fourth quarter 2014 direct to consumer comparable sales growth was 28%, or 21% excluding eCommerce.

Adjusted EBITDA, net of foreign currency transaction adjustments, was $77 million or $85 million, excluding charges related to announced brand actions for the fourth quarter of 2014, compared to $55 million for the fourth quarter of 2013. Comparable Adjusted EBITDA, net of foreign currency transaction adjustments, was $57 million for the fourth quarter of 2013.

For the fourth quarter of 2014 on a GAAP basis, income from continuing operations was $126 million, or $0.99 per diluted share (which includes a benefit of $88 million resulting from the reversal of income tax reserves, due to the expiration of the related statutes of limitations), compared to income from continuing operations of $29 million, or $0.23 per share, for the fourth quarter of 2013. Adjusted diluted earnings per share from continuing operations in the fourth quarter of 2014 were $0.24, compared to $0.13 in the fourth quarter of 2013.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “In 2014, we marked our first year as an independent company and our impressive growth reflects the powerful momentum of Kate Spade & Company.  We delivered industry-leading results with full year net sales of $1.139 billion, a 42% increase over the same period last year and Adjusted EBITDA of $147 million, a 67% increase over comparable Adjusted EBITDA last year.  We have demonstrated a disciplined approach to managing our investments as we further focus on the long-term growth potential of our kate spade new york brand.”

Mr. Leavitt concluded: “We are rapidly becoming a powerful, global, multichannel lifestyle brand across women’s, men’s, children and home. We remain focused on a partnered approach to expanding our footprint and margins, including the agreements with best-in-class home partners we announced this morning and our recently announced watch license with Fossil Group. We continue to advance along our two axes of growth – product category expansion and geographic expansion – as we apply the right resources to targeted initiatives to maximize profitability and so that ours is a long-term growth story.”

Net sales for the full year 2014 were $1.139 billion, an increase of $335 million, or 41.7%, from 2013, including an $18 million benefit associated with the additional week in 2014. Excluding the benefit of the additional week, full year 2014 direct to consumer comparable sales growth was 24%, or 22% excluding eCommerce.  Adjusted EBITDA, net of foreign currency transaction adjustments, was $147 million for the full year 2014, compared to $77 million for the full year 2013. Comparable Adjusted EBITDA, net of foreign currency transaction adjustments, was $88 million for 2013.  For the full year 2014, the Company recorded income from continuing operations of $77 million, or $0.60 per share, (which includes a net benefit of $87 million resulting from the reversal of income tax reserves, due to the expiration of the related statutes of limitations) compared to a loss from continuing operations in 2013 of ($32) million, or ($0.27) per share. Adjusted earnings per diluted share from continuing operations for 2014 were $0.25 compared to an adjusted loss per share from continuing operations of ($0.10) in 2013.

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added: “I’m extremely pleased that Kate Spade & Company ended 2014 on such a strong note as we saw sales outperformance across geographies and delivered gross margins in the favorable end of our guided range.  In 2015, we expect to continue to build scale and start to realize the benefits of various strategies developed in 2014.”

The Company will host a conference call at 8:30 am Eastern time today to discuss its results for the fourth quarter and full year of 2014. The dial-in number is 1-888-694-4676 with pass code 86298167. The webcast and slides accompanying the prepared remarks can be accessed via the Investor Relations section of the Kate Spade & Company website at www.katespadeandcompany.com. An archive of the webcast will be available on the website. Additional information on the results of the Company’s operations is available in the Company’s Form 10-K for the full year 2014, to be filed with the Securities and Exchange Commission.

The adjusted results for the fourth quarter 2014 and 2013, as well as forward-looking targets, exclude the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, losses on extinguishment of debt, impairment of intangible assets, impairment of cost investment in 2013 and non-cash write-offs of debt issuance costs. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables, captioned “Reconciliation of Non-GAAP Financial Information,” provide a full reconciliation of actual results to the adjusted results. We present Adjusted EBITDA, which we define as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense. We present Adjusted EBITDA, net of foreign currency transaction adjustments, which is Adjusted EBITDA further adjusted to exclude unrealized and certain realized foreign currency transaction adjustments, net. We also present Comparable Adjusted results (including Comparable Adjusted SG&A expense and operating income (loss)), which we use to measure our performance after giving effect to certain corporate cost savings. Comparable Adjusted SG&A, operating income (loss) and EBITDA are calculated by starting with adjusted results (which already exclude charges related to streamlining initiatives, brand-exiting activities and acquisition related costs) and includes adjustments to reflect the anticipated impact resulting from the Juicy Couture and Lucky Brand divestitures to show 2013 on a comparable basis to 2014. The annualized Corporate Adjusted EBITDA of ($53) million is consistent with our 2014 guidance for Corporate Adjusted EBITDA of ($50) to ($55) million, which included estimated amounts to be billed under the Transition Services Agreement (“TSA”) for Lucky Brand and assumed ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the TSA for a period of up to 24 months thereafter. We present the above-described Adjusted EBITDA measures because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  The costs of all corporate departments that serve the respective segment are fully allocated. We do not allocate amounts reported below Operating income (loss) to our reportable segments, other than equity income (loss) in our equity method investee. Our definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

FOURTH QUARTER RESULTS

Presentation of Segments

In conjunction with the sale of Lucky Brand and the substantial completion of the Juicy Couture wind-down in the second quarter of 2014, the Company disaggregated its former KATE SPADE reportable segment into two reportable segments, KATE SPADE North America and KATE SPADE International. The Company operates its kate spade new york, Kate Spade Saturday and Jack Spade brands through one operating segment in North America and four operating segments internationally, Japan, Southeast Asia, Europe and Latin America. The Company’s Adelington Design Group reportable segment is also an operating segment. As such, the Company configured its operations into the following three reportable segments:

•                  Kate Spade North America segment – consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in North America.

•                  Kate Spade International segment – consists of the Company’s kate spade new york, Kate Spade Saturday and Jack Spade brands in International markets (principally in Japan, Southeast Asia, Europe and Latin America).

•                  Adelington Design Group segment – consists of: (i) exclusive arrangements to supply jewelry for the Liz Claiborne and Monet brands; (ii) the wholesale apparel and wholesale non-apparel operations of the licensed Lizwear brand and other brands; and (iii) the licensed Liz Claiborne New York brand.

Overall Results

Net sales from continuing operations for the fourth quarter of 2014 were $399 million, an increase of $123 million, or 44.7% from the fourth quarter of 2013, reflecting increases in the Kate Spade North America and Kate Spade International segments, partially offset by a decrease in net sales in the Adelington Design Group segment.

Gross profit as a percentage of net sales decreased to 57.8% in the fourth quarter of 2014, including an $8 million inventory write down resulting from discontinuing Kate Spade Saturday as a standalone business and the change in the Jack Spade business model, compared to 61.6% in the comparable 2013 period.  Excluding these charges, gross margin as a percentage of sales was 59.7% in the fourth quarter of 2014.  The majority of this decrease compared to the fourth quarter of 2013 was due to a shift in our channel mix in North America related to accelerating some key outlet store openings as we capitalized on the one-time opportunity presented by the Juicy Couture real estate portfolio and foreign currency exchange pressure on our Japanese business.

Selling, general & administrative expenses increased $45 million, or 33.0%, to $182 million in the fourth quarter of 2014 compared to the fourth quarter of 2013.

Interest expense, net decreased to $2 million in the fourth quarter of 2014, compared to $11 million in the fourth quarter of 2013.

Debt increased to $411 million compared to $394 million in the fourth quarter 2013. We ended the fourth quarter of 2014 with $184 million in cash and cash equivalents, compared to $130 million at the end of the fourth quarter of 2013, resulting in net debt of $227 million and $264 million, respectively.

Performance Highlights

Total Kate Spade comparable direct-to-consumer net sales, including eCommerce, increased by 28% in the fourth quarter of 2014; excluding e-commerce net sales, comparable direct-to-consumer net sales increased by 21%. Sales per square foot for comparable stores for the latest twelve months were $1,513.

Net sales and Segment Adjusted EBITDA for our reportable segments are provided below:

Kate Spade North America

Net sales for Kate Spade North America were $327 million, a 50.5% increase compared to 2013, driven primarily by kate spade new york.

Store counts and key operating metrics are as follows:

—         We ended the quarter with 108 specialty retail stores and 58 outlet stores, reflecting the net addition over the last 12 months of 20 specialty retail stores and 16 outlet stores;  and

—         Average retail square footage in the fourth quarter of 2014 was approximately 362 thousand square feet, a 39.9% increase compared to 2013.

The store counts at the end of the quarter included 15 specialty and 1 outlet for Kate Spade Saturday and Jack Spade with average retail square footage in the fourth quarter of 23 thousand square feet.

Kate Spade North America Segment Adjusted EBITDA in the fourth quarter of 2014 was $73 million (22.5% of net sales), compared to Segment Adjusted EBITDA of $50 million (22.9% of net sales) in the fourth quarter of 2013. Comparable Adjusted EBITDA was $52 million (23.7% of net sales) in the fourth quarter of 2013.

Kate Spade International

Net sales for Kate Spade International were $60 million, a 56.0% increase compared to 2013, primarily driven by our operations in Japan and Southeast Asia.

Store counts and key operating metrics are as follows:

—         We ended the quarter with 42 specialty retail stores, 15 outlet stores and 54 concessions, reflecting the net addition over the last 12 months of 6 specialty retail stores, 5 outlet stores and 9 concessions and the acquisition of 6 specialty retail stores, 1 outlet store and 2 concessions; and

—         Average retail square footage in the fourth quarter of 2014 was approximately 104 thousand square feet, a 38.8% increase compared to 2013.

The store counts at the end of the quarter included 16 specialty, 5 concessions and 2 outlets for Kate Spade Saturday, Jack Spade and our businesses in Hong Kong, Macau and Taiwan with average retail square footage in the fourth quarter of 24 thousand square feet.

Kate Spade International Segment Adjusted EBITDA was $1 million in the fourth quarter of 2014 and flat in the fourth quarter of 2013 (1.2% and (0.5)% of net sales, respectively). Comparable Adjusted EBITDA was flat ((0.1)% of net sales) in the fourth quarter of 2013.

Adelington Design Group

Net sales for the Adelington Design Group segment were $12 million, a 40.5% decrease compared to 2013, reflecting:

—  A $6 million decrease related to the Lizwear brand; and

—  A $2 million decrease related to the Monet brand.

Adelington Design Group Segment Adjusted EBITDA in the fourth quarter was $3 million (26.1% of net sales), compared to Segment Adjusted EBITDA of $5 million (23.6% of net sales) in the fourth quarter of 2013. Comparable Adjusted EBITDA was $5 million (24.1% of net sales) in the fourth quarter of 2013.

2015 GUIDANCE

Kate Spade & Company’s 2015 guidance reflects the impact of various factors including: (1) building quality of sale with a continued pull back in planned promotions across channels (including a reduction in the benefit from flash sales) and increased investment in marketing to support those efforts (2) the conversion of its businesses in Hong Kong, Macau and Taiwan to a joint venture (3) the benefit of the 53rd week in 2014 and (4) the estimated impact of changes in foreign currency exchange rates on its business in Japan.  In addition, the 2015 guidance does not include any results from operations for Kate Spade Saturday or the Jack Spade brick and mortar locations; however, the Company’s 2014 results include these items.  The Company is providing 2015 guidance as follows:

Net Sales	$1,200M	-	$1,275M
Adjusted EBITDA*	$185M	-	$200M
DTC Comparable Sales Growth	High Single Digits
Depreciation & Amortization	$50M	-	$55M
Capital Expenditures	~ $75M
Planned New Store Openings (Company Owned & Partners)	50	-	55
Interest Expense	$18M	-	$22M
Normalized Tax Rate	38%	-	40%
FY Basic Share Count	~ 128M

*      Adjusted results are from continuing operations and exclude streamlining initiatives, brand-exiting activities and acquisition costs, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense and foreign currency transaction adjustments, net.  The 2015 Adjusted EBITDA estimate does not include a $26 million contract termination fee, which is part of the aggregate $36 million payment expected to be made to E-Land to acquire its interest in Kate Spade China Co. Ltd. and terminate related contracts.

About Kate Spade & Company

Kate Spade & Company (NYSE: KATE) designs and markets accessories and apparel principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade.  With collections spanning demographics, genders and geographies, the brands are intended to accent customers’ interesting lives and inspire adventure at each turn. The Company also owns the Adelington Design Group, a private brand jewelry design and development group that markets brands through department stores and serves jcpenney via exclusive supplier agreements for the Liz Claiborne and Monet jewelry lines. The Company also has a license for the Liz Claiborne New York brand, available at QVC, and Lizwear, which is distributed through the club store channel.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this Annual Report on Form 10-K, future filings by us with the Securities and Exchange Commission (“SEC”), our press releases, and oral statements made by, or with the approval of, our authorized personnel, that relate to our future performance or future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements are indicated by words or phrases such as “intend,” “anticipate,” “plan,” “estimate,” “target,” “aim,” “forecast,” “project,” “expect,” “believe,” “we are optimistic that we can,” “current visibility indicates that we forecast,” “contemplation” or “currently envisions” and similar phrases.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements, including, without limitation our ability to successfully implement our long-term strategic plans; general economic conditions in the United States, Asia, Europe and other parts of the world; our exposure to currency fluctuations; levels of consumer confidence, consumer spending and purchases of discretionary items, including fashion apparel and related products, such as ours; changes in the cost of raw materials, occupancy, labor, advertising and transportation which could impact prices of our products; our ability to expand into markets outside of the US, including our ability to promote brand awareness in our international markets, find suitable partners in certain of those markets and hire and retain key employees for those markets; our ability to maintain targeted profit margins and levels of promotional activity; our ability to anticipate and respond to constantly changing consumer demands and tastes and fashion trends, across multiple brands, product lines, shopping channels and geographies; the impact of the highly competitive nature of the markets within which we operate, both within the US and abroad; issues related to our current level of debt, including an inability to pursue certain business strategies because of the restrictive covenants in the agreements governing our debt and our potential inability to obtain the capital resources needed to operate and grow our business; restrictions in the credit and capital markets, which would impair our ability to access additional sources of liquidity, if needed; our ability to expand our retail footprint with profitable store locations; our ability to implement operational improvements and realize economies of scale in finished product and raw material costs in connection with growth in our business; our ability to expand into new product categories; our ability to successfully implement our marketing initiatives; our ability to complete the wind-down of our KATE SPADE SATURDAY business and JACK SPADE retail store operations in a satisfactory manner and to manage the associated costs, including the impact on our relationships with our employees, vendors, distributors and landlords and unanticipated expenses and charges that may occur, such as litigation risk, including litigation regarding employment and workers’ compensation. risks associated with the various businesses we have disposed, including collection of the full amount of principal and interest due and owing pursuant to a three year note issued by Lucky Brand Dungarees, LLC, an affiliate of Leonard Green & Partners, L.P., to us as partial consideration for the purchase of the Lucky Brand business and compliance with our transition service requirements; our dependence on a limited number of large US department store customers, and the risk of consolidations, restructurings, bankruptcies and other ownership changes in the retail industry and financial difficulties at our larger department store customers; whether we will be successful operating the KATE SPADE businesses in Japan and the risks associated with such operations; risks associated with decreased diversification of our business as a result of the reduction of our brand portfolio to the KATE SPADE and

Adelington Design Group businesses; risks associated with material disruptions in our information technology systems, both owned and licensed, and with our third party eCommerce platforms and operations; risks associated with data security, including privacy breaches; risks associated with credit card fraud and identity theft; our ability to attract and retain talented, highly qualified executives, and maintain satisfactory relationships with our employees; our ability to adequately establish, defend and protect our trademarks and other proprietary rights; risks associated with the dependence of our Adelington Design Group business on third party arrangements and partners; our reliance on independent foreign manufacturers, including the risk of their failure to comply with safety standards or our policies regarding labor practices; risks associated with our buying/sourcing agreement with Li & Fung Limited, which results in a single third party foreign buying/sourcing agent for a significant portion of our products; risks associated with our arrangement to operate our leased Ohio distribution facility with a third party operations and labor management company that provides distribution operations services, including risks related to increased operating expenses, systems capabilities and operating under a third party arrangement; risks associated with severe weather, natural disasters, public health crises, war, terrorism or other catastrophic events; a variety of legal, regulatory, political, labor and economic risks, including risks related to the importation and exportation of product, tariffs and other trade barriers; our ability to adapt to and compete effectively in the current quota environment in which general quota has expired on apparel products, but political activity seeking to re-impose quota has been initiated or threatened; risks associated with third party service providers, both domestic and overseas, including service providers in the area of eCommerce; limitations on our ability to utilize all or a portion of our US deferred tax assets if we experience an “ownership change”; and the outcome of current and future litigation and other proceedings in which we are involved. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this press release and attributable to us or any person acting on our behalf are qualified by these cautionary statements. Forward-looking statements are based on current expectations only and are not guarantees of future performance, and are subject to certain risks, uncertainties and assumptions, including those described in this press release, and in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, to be filed with the SEC, including in the sections entitled “Item 1A-Risk Factors” and “Statement Regarding Forward Looking Statements.” We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. In addition, some factors are beyond our control. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110,
ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552,
egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	January 3, 2015	% of	December 28, 2013	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$398,574	100.0%	$275,429	100.0%
Cost of goods sold	168,350	42.2%	105,635	38.4%
Gross Profit	230,224	57.8%	169,794	61.6%
Selling, general & administrative expenses	181,767	45.6%	136,625	49.6%
Impairment of intangible asset	1,533	0.4%	—	—
Operating Income	46,924	11.8%	33,169	12.0%
Other expense, net	(2,316)	(0.6)%	(253)	(0.1)%
Interest expense, net	(1,993)	(0.5)%	(11,188)	(4.1)%
Income Before Benefit for Income Taxes	42,615	10.7%	21,728	7.9%
Benefit for income taxes	(83,879)	(21.0)%	(7,605)	(2.8)%
Income from Continuing Operations	126,494	31.7%	29,333	10.6%
Discontinued operations, net of income taxes	30		155,839
Net Income	$126,524		$185,172

Earnings per Share:
Basic
Income from Continuing Operations	$0.99		$0.24
Net Income	$0.99		$1.51

Diluted
Income from Continuing Operations	$0.99		$0.23
Net Income	$0.99		$1.48

Weighted Average Shares, Basic	127,160		122,785
Weighted Average Shares, Diluted	127,741		125,219

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in thousands, except per common share data)

	Twelve Months Ended		Twelve Months Ended
	January 3, 2015	% of	December 28, 2013	% of
	(53 Weeks)	Sales	(52 Weeks)	Sales

Net Sales	$1,138,603	100.0%	$803,371	100.0%
Cost of goods sold	458,332	40.3%	306,781	38.2%
Gross Profit	680,271	59.7%	496,590	61.8%
Selling, general & administrative expenses	645,266	56.7%	473,075	58.9%
Impairment of intangible assets	1,533	0.1%	3,300	0.4%
Operating Income	33,472	2.9%	20,215	2.5%
Other expense, net	(4,033)	(0.4)%	(2,062)	(0.3)%
Impairment of cost investment	—	—	(6,109)	(0.8)%
Loss on extinguishment of debt	(16,914)	(1.5)%	(1,707)	(0.2)%
Interest expense, net	(20,178)	(1.8)%	(47,065)	(5.9)%
Loss Before Benefit for Income Taxes	(7,653)	(0.7)%	(36,728)	(4.6)%
Benefit for income taxes	(84,379)	(7.4)%	(4,563)	(0.6)%
Income (Loss) from Continuing Operations	76,726	6.7%	(32,165)	(4.0)%
Discontinued operations, net of income taxes	82,434		105,160
Net Income	$159,160		$72,995

Earnings per Share:
Basic
Income (Loss) from Continuing Operations	$0.61		$(0.27)
Net Income	$1.26		$0.60

Diluted
Income (Loss) from Continuing Operations	$0.60		$(0.27)
Net Income	$1.25		$0.60

Weighted Average Shares, Basic (a)	126,264		121,057
Weighted Average Shares, Diluted (a)	127,019		121,057

(a)              Because the Company incurred a loss from continuing operations for the twelve months ended December 28, 2013, all potentially dilutive shares are antidilutive.  Accordingly, basic and diluted weighted average shares outstanding are equal for such period.

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	January 3, 2015	December 28, 2013
Assets
Current Assets:
Cash and cash equivalents	$184,044	$130,222
Accounts receivable - trade, net	90,091	89,554
Inventories, net	158,241	184,634
Other current assets	42,124	45,249
Assets held for sale	—	202,054
Total current assets	474,500	651,713

Property and Equipment, Net	174,072	149,071
Goodwill	64,798	49,111
Intangibles, Net	90,327	90,678
Note Receivable	88,976	—
Other Assets	33,665	36,938
Total Assets	$926,338	$977,511

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Short-term borrowings	$10,459	$3,407
Other current liabilities	242,336	345,463
Liabilities held for sale	—	96,370
Total current liabilities	252,795	445,240

Long-Term Debt	400,284	390,794
Other Non-Current Liabilities	73,648	173,959
Stockholders’ Equity (Deficit)	199,611	(32,482)
Total Liabilities and Stockholders’ Equity (Deficit)	$926,338	$977,511

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Twelve Months Ended
	January 3, 2015	December 28, 2013
	(53 Weeks)	(52 Weeks)

Cash Flows from Operating Activities:
Net income	$159,160	$72,995
Adjustments to arrive at income (loss) from continuing operations	(82,434)	(105,160)
Income (loss) from continuing operations	76,726	(32,165)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	54,438	38,780
Impairment of intangible assets	1,533	3,300
Loss on asset disposals and impairments, including streamlining initiatives, net	13,063	8,110
Deferred income taxes	(350)	(3,665)
Share-based compensation	37,270	7,269
Foreign currency transaction losses, net	6,535	9,656
Loss on extinguishment of debt	16,914	1,707
Other, net	2,570	1,250
Changes in assets and liabilities:
Increase in accounts receivable - trade, net	(27,643)	(1,167)
Increase in inventories, net	(21,903)	(47,115)
Increase in other current and non-current assets	(12,840)	(8,753)
(Decrease) increase in accounts payable	(9,681)	21,695
Decrease in accrued expenses and other non-current liabilities	(9,006)	(34,337)
(Decrease) increase in income taxes payable	(83,062)	2,243
Net cash (used in) provided by operating activities of discontinued operations	(30,200)	9,161
Net cash provided by (used in) operating activities	14,364	(24,031)

Cash Flows from Investing Activities:
Proceeds from sales of property and equipment	—	20,264
Purchases of property and equipment	(93,609)	(65,130)
Net proceeds from disposition	—	4,000
Payments for purchases of businesses	(32,268)	—
Payments for in-store merchandise shops	(6,344)	(2,461)
Investments in and advances to equity investee	(2,400)	(5,500)
Other, net	17	(363)
Net cash provided by investing activities of discontinued operations	137,759	143,306
Net cash provided by investing activities	3,155	94,116

Cash Flows from Financing Activities:
Proceeds from borrowings under revolving credit agreement	8,411	650,553
Repayment of borrowings under revolving credit agreement	(4,960)	(647,706)
Proceeds from issuance of Term Loan	398,000	—
Repayment of Senior Notes	(390,693)	—
Repayment of Term Loan	(2,000)	—
Proceeds from capital lease	—	8,673
Principal payments under capital lease obligations	(410)	(4,651)
Proceeds from exercise of stock options	41,949	4,823
Payment of deferred financing fees	(9,712)	(5,597)
Net cash provided by financing activities	40,585	6,095

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(4,282)	(5,197)

Net Change in Cash and Cash Equivalents	53,822	70,983
Cash and Cash Equivalents at Beginning of Period	130,222	59,402
Cash and Cash Equivalents at End of Period	184,044	130,385
Less: Cash and Cash Equivalents Held for Sale	—	163
Cash and Cash Equivalents	$184,044	$130,222

KATE SPADE & COMPANY

SEGMENT REPORTING

(All amounts in thousands)

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended January 3, 2015 (13 Weeks)
KATE SPADE North America	$326,745	$73,395	22.5%
KATE SPADE International (b)	60,070	729	1.2%
Adelington Design Group	11,759	3,072	26.1%
Other (c)	—	(255)	—
Total - Reportable Segments	$398,574

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Three Months Ended December 28, 2013 (13 Weeks)
KATE SPADE North America	$217,160	$49,700	22.9%
KATE SPADE International (b)	38,507	(201)	(0.5)%
Adelington Design Group	19,762	4,671	23.6%
Other (c)	—	445	—
Total - Reportable Segments	$275,429

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Twelve Months Ended January 3, 2015 (53 Weeks)
KATE SPADE North America	$891,766	$143,009	16.0%
KATE SPADE International (b)	213,582	810	0.4%
Adelington Design Group	33,255	4,092	12.3%
Other (c)	—	(940)	—
Total - Reportable Segments	$1,138,603

		Segment	% of
	Net Sales	Adjusted EBITDA (a)	Sales
Twelve Months Ended December 28, 2013 (52 Weeks)
KATE SPADE North America	$597,748	$70,250	11.8%
KATE SPADE International (b)	145,404	(815)	(0.6)%
Adelington Design Group	60,219	12,008	19.9%
Other (c)	—	(4,334)	—
Total - Reportable Segments	$803,371

(a)              Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments.  The costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than equity loss in its equity method investee. Refer to the tables entitled “Reconciliation of Non-GAAP Financial Information” for further information.

(b)             Amounts include equity in the losses of equity method investee of $1,225 and $196 for the three months ended January 3, 2015 and December 28, 2013, respectively, and $2,583 and $1,179 for the twelve months ended January 3, 2015 and December 28, 2013, respectively.

(c)              Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

(Unaudited)

The following table provides reconciliations of Segment Adjusted EBITDA to: (i) Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments; and (ii) Income (Loss) from Continuing Operations.

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
	(13 Weeks)	(13 Weeks)	(53 Weeks)	(52 Weeks)

Segment Adjusted EBITDA:
KATE SPADE North America	$73,395	$49,700	$143,009	$70,250
KATE SPADE International	729	(201)	810	(815)
Adelington Design Group	3,072	4,671	4,092	12,008
Other (a)	(255)	445	(940)	(4,334)
Total Reportable Segments Adjusted EBITDA	76,941	54,615	146,971	77,109
Other expense (b)	(1,091)	(57)	(1,450)	(883)
Less: Foreign currency transaction adjustments, net	826	401	1,441	673
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	76,676	54,959	146,962	76,899

Foreign currency transaction adjustments, net	(826)	(401)	(1,441)	(673)
Depreciation and amortization, net (c)	(14,408)	(11,073)	(48,441)	(35,088)
Charges due to streamlining initiatives, brand-exiting activities, acquisition related costs and loss on asset disposals and impairments, net	(11,336)	(7,056)	(30,371)	(15,716)
Share-based compensation (d)	(5,498)	(3,513)	(37,270)	(7,269)
Loss on extinguishment of debt	—	—	(16,914)	(1,707)
Impairment of cost investment	—	—	—	(6,109)
Interest expense, net	(1,993)	(11,188)	(20,178)	(47,065)
Benefit for income taxes	(83,879)	(7,605)	(84,379)	(4,563)
Income (Loss) from Continuing Operations	$126,494	$29,333	$76,726	$(32,165)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$54,959		$76,899
Corporate Adjustments (e)		2,120		11,136
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$57,079		$88,035

Net Sales	$398,574	$275,429	$1,138,603	$803,371
Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments	$76,676	$54,959	$146,962	$76,899
	19.2%	20.0%	12.9%	9.6%

Net Sales		$275,429		$803,371
Comparable Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments		$57,079		$88,035
		20.7%		11.0%

(a)     Other consists of expenses principally related to distribution functions that were included in Juicy Couture and Lucky Brand historical results, but are not directly attributable to those businesses and therefore have not been included in discontinued operations.

(b)    Amounts do not include equity in the losses of equity method investee of $1,225 and $196 for the three months ended January 3, 2015 and December 28, 2013, respectively, and $2,583 and $1,179 for the twelve months ended January 3, 2015 and December 28, 2013, respectively.

(c)     Excludes amortization included in Interest expense, net.

(d)    Includes share-based compensation expense of $0.1 million and $2.8 million for the three months ended January 3, 2015 and December 28, 2013, respectively, and $17.3 million and $2.8 million for the twelve months ended January 3, 2015 and December 28, 2013, respectively, that was classified as restructuring.

(e)     Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

(Unaudited)

The following tables provide reconciliations of (i) Income (Loss) from Continuing Operations to Adjusted Income (Loss) from Continuing Operations (a) and (ii) Operating Income to Adjusted Income (Loss) from Continuing Operations (a):

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
	(13 Weeks)	(13 Weeks)	(53 Weeks)	(52 Weeks)

Income (Loss) from Continuing Operations	$126,494	$29,333	$76,726	$(32,165)
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	4,637	8,445	39,451	13,495
Impairment of intangible assets	1,533	—	1,533	3,300
Write-off of debt issuance costs (c)	—	—	3,004	—
Loss on extinguishment of debt	—	—	16,914	1,707
Impairment of cost investment	—	—	—	6,109
Provision for income taxes	(101,559)	(21,569)	(105,984)	(4,167)
Adjusted Income (Loss) from Continuing Operations (a)	$31,105	$16,209	$31,644	$(11,721)

Operating Income	$46,924	$33,169	$33,472	$20,215
Streamlining initiatives, brand-exiting activities and acquisition related costs (b)	4,637	8,445	39,451	13,495
Write-off of debt issuance costs included in Selling, general & administrative expenses (d)	—	—	702	—
Impairment of intangible assets	1,533	—	1,533	3,300
Adjusted Operating Income (a)	53,094	41,614	75,158	37,010

Adjusted interest expense, net (e)	(1,993)	(11,188)	(17,876)	(47,065)
Other expense, net	(2,316)	(253)	(4,033)	(2,062)
Provision (benefit) for income taxes (f)	17,680	13,964	21,605	(396)

Adjusted Income (Loss) from Continuing Operations (a)	$31,105	$16,209	$31,644	$(11,721)

Adjusted Basic Earnings per Common Share from Continuing Operations (a)(g)	$0.24	$0.13	$0.25	$(0.10)

Adjusted Diluted Earnings per Common Share from Continuing Operations (a)(g)	$0.24	$0.13	$0.25	$(0.10)

(a)        Adjusted Operating Income excludes streamlining initiatives, brand-exiting activities and acquisition related costs.  In addition to those items, Adjusted Income (Loss) from Continuing Operations and Adjusted Basic and Diluted Earnings per Common Share from Continuing Operations exclude impairment of intangible assets, impairment of cost investment, loss on extinguishment of debt and non-cash write-offs of debt issuance costs.

(b)       During the three and twelve months ended January 3, 2005 and December 28, 2013, the Company recorded expenses related to its streamlining initiatives, brand-exiting activities and acquisition related costs as follows:

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
	(13 Weeks)	(13 Weeks)	(53 Weeks)	(52 Weeks)

Payroll, contract termination costs, asset write-downs and other costs:
KATE SPADE North America	$4,141	$263	$7,319	$791
KATE SPADE International	1,567	—	1,567	—
Adelington Design Group	760	108	982	272
Other (h)	505	6,918	32,084	9,538

Store closure, other brand-exiting and acquisition related costs:
KATE SPADE North America	(1,863)	39	(1,098)	1,210
Adelington Design Group	—	5	(14)	140
Other (h)	(473)	1,112	(1,389)	1,544
	$4,637	$8,445	$39,451	$13,495

(c)        Represents a non-cash write-off of debt issuance costs associated with the ABL facility for the twelve months ended January 3, 2015.

(d)       Represents the portion of the non-cash write-off of debt issuance costs associated with the ABL facility attributable to SG&A for the twelve months ended January 3, 2015.

(e)        Excludes a $2,302 non-cash write-off of debt issuance costs associated with the ABL facility for the twelve months ended January 3, 2015.

(f)         Reflects a normalized tax rate based on estimated adjusted pretax income (loss).

(g)        Adjusted diluted earnings per share for the three months ended January 3, 2015 and December 28, 2013 are based on 127,741 and 125,219 shares outstanding, respectively. Adjusted diluted earnings per share for the twelve months ended January 3, 2015 are based on 127,019 shares outstanding.  As the Company incurred an adjusted loss from continuing operations for the twelve months ended December 28, 2013, all potentially dilutive shares are antidilutive.  As such, basic and diluted weighted average shares outstanding are equal for such period.

(h)       Other consists of: (i) Juicy Couture and Lucky Brand restructuring charges principally related to distribution functions that are not directly attributable to Juicy Couture or Lucky Brand and therefore have not been included in discontinued operations; and (ii) unallocated corporate restructuring costs.

KATE SPADE & COMPANY

SEGMENT INFORMATION AND RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Three Months Ended December 28, 2013 (13 Weeks)
Total Net Sales	$275,429		$275,429		$275,429
KATE SPADE North America	217,160		217,160		217,160
KATE SPADE International	38,507		38,507		38,507
Adelington Design Group	19,762		19,762		19,762

Gross Profit	169,794		169,794		169,794

SG&A	136,625	$(8,445)	128,180	$(2,120)	126,060

Operating Income	$33,169	$8,445	$41,614	$2,120	$43,734

Depreciation and amortization, asset impairments and losses on asset disposals, net (d)			12,426		12,426
Share-based compensation			771		771
Other income, net (e)			148		148

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$54,959	$2,120	$57,079

Segment Adjusted EBITDA:
KATE SPADE North America			$49,700	$1,874	$51,574
KATE SPADE International			(201)	146	(55)
Adelington Design Group			4,671	100	4,771
Other			789		789
			$54,959	$2,120	$57,079

Reconciliation to Income from Continuing Operations:
Operating income, per above	$33,169
Other expense, net	(253)
Interest expense, net	(11,188)
Benefit for income taxes	(7,605)
Income from Continuing Operations	$29,333

(a)              Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)             Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)              Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)             Excludes amortization included in Interest expense, net.

(e)              Amount is net of foreign currency transaction adjustment of $401.

KATE SPADE & COMPANY

SEGMENT INFORMATION AND RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	Reported (a)	Streamlining Initiatives & Brand- Exiting Activities and Impairment of Intangible Asset (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Fiscal Year Ended December 28, 2013 (52 Weeks)
Total Net Sales	$803,371		$803,371		$803,371
KATE SPADE North America	597,748		597,748		597,748
KATE SPADE International	145,404		145,404		145,404
Adelington Design Group	60,219		60,219		60,219

Gross Profit	496,590		496,590		496,590

SG&A (d)	476,375	$(16,795)	459,580	$(11,136)	448,444

Operating Income	$20,215	$16,795	$37,010	$11,136	$48,146

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			36,751		36,751
Share-based compensation			4,527		4,527
Other expense, net (f)			(1,389)		(1,389)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$76,899	$11,136	$88,035

Segment Adjusted EBITDA:
KATE SPADE North America			$70,250	$9,844	$80,094
KATE SPADE International			(815)	768	(47)
Adelington Design Group			12,008	524	12,532
Other			(4,544)		(4,544)
			$76,899	$11,136	$88,035

Reconciliation to Loss from Continuing Operations:
Operating income, per above	$20,215
Other expense, net	(2,062)
Impairment of cost investment	(6,109)
Loss on extinguishment of debt	(1,707)
Interest expense, net	(47,065)
Benefit for income taxes	(4,563)
Loss from Continuing Operations	$(32,165)

(a)              Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US.

(b)             Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs and a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(c)              Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)             Reported amount includes a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(e)              Excludes amortization included in Interest expense, net.

(f)               Amount is net of foreign currency transaction adjustment of $673.